UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 23, 2017

FOUR OAKS FINCORP, INC.
(Exact name of registrant as specified in its charter)

North Carolina	000-22787	56-2028446
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6114 U.S. 301 South Four Oaks, North Carolina	27524
(Address of principal executive offices)	(Zip Code)

(919) 963-2177
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ⃞

Item 5.07 Submission of Matters to a Vote of Security Holders.

Four Oaks Fincorp, Inc. (the “Company”) held a Special Meeting of Shareholders (the “Special Meeting”) on October 23, 2017.  Of the 6,774,672 shares of the Company’s common stock, par value $1.00 per share, outstanding and entitled to vote at the Special Meeting, 4,934,332 were present in person or by proxy, and the following matters were voted upon and approved by the Company’s shareholders at the Special Meeting:

Proposal 1:  To approve the Agreement and Plan of Merger by and between the Company and United Community Banks, Inc. (“United”), dated June 27, 2017 (the “Merger Agreement”), pursuant to which the Company will merge with and into United (the “Merger”).  The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
4,891,215	40,672	2,445	0

Proposal 2:  To approve, on an advisory (nonbinding) basis, the compensation that may become payable to certain executive officers of the Company in connection with the Merger.  The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
4,765,714	147,085	21,533	0

A proposal to approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, including to solicit additional proxies to approve the Merger Agreement was not voted on because the proposal to approve the Merger Agreement had passed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR OAKS FINCORP, INC.

	By:	/s/ Deanna W. Hart
Deanna W. Hart
Executive Vice President,
Chief Financial Officer
Date: October 24, 2017